Exhibit 99.1


          QUEST DIAGNOSTICS TO ACQUIRE LABONE FOR $934 MILLION IN CASH

           --Transaction to generate significant synergies and expand geographic reach --
           --Establishes leading position in testing-related business serving life insurance industry--

Lyndhurst, N.J. and Lenexa, Kansas, August 8, 2005-- Quest Diagnostics Incorporated (NYSE: DGX), the nation's leading provider of diagnostic testing, information and services, announced today that it has signed a definitive agreement to acquire LabOne, Inc. (Nasdaq: LABS). Under the terms of the agreement, which was unanimously approved by both companies' Boards of Directors, Quest Diagnostics will acquire all outstanding common shares of LabOne for $43.90 per share in a cash transaction valued at $934 million, after the assumed settlement of LabOne's convertible debt for $132 million.

LabOne provides health screening and risk assessment services to life insurance companies, as well as clinical diagnostic testing services to healthcare providers and drugs-of-abuse testing to employers. LabOne, which is headquartered in Lenexa, Kansas, reported revenues of $468 million for the year ended December 31, 2004, and has 3,100 employees. LabOne operates major laboratories in Lenexa, Kansas, and Cincinnati, Ohio, as well as a state-of-the-art call center in Lee's Summit, Missouri, and provides paramedical examination services throughout the United States and Canada.

"This acquisition will generate significant synergies, solidify our leadership position in diagnostic testing by expanding access for physicians and patients, and strengthen our drugs of abuse testing business," said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer of Quest Diagnostics. "In addition, it will establish us as the leader in a new, testing-related business, providing health screening and risk assessment services to the life insurance industry. Our industry-leading access and distribution will complement the existing LabOne network and will enhance convenience for life insurance applicants and accelerate growth in the risk assessment business."

Dr. Mohapatra continued: "We look forward to bringing together two organizations with complementary operations that are dedicated to quality, service and innovation, and I am pleased that Tom Grant will join Quest Diagnostics and lead the combined businesses serving the life insurance industry and employers."

"I believe this is an attractive transaction for our shareholders and will deliver significant value to them. I am also excited about the benefits to our customers and employees of joining with Quest Diagnostics," said W. Thomas Grant II, Chairman and Chief Executive Officer of LabOne. "Our customers will have access to Quest Diagnostics' extensive network of laboratories, patient service centers and logistics capabilities. In addition, they will benefit from its innovative science and technology, including Quest Diagnostics Nichols Institute and advanced healthcare IT solutions. Our employees will benefit from becoming part of an industry leader with a focus on patients, growth and people."

The transaction, which is expected to be completed during the fourth quarter of 2005, is subject to the satisfaction of customary conditions, including LabOne's shareholder approval and regulatory clearance. Quest Diagnostics expects to finance the transaction through a combination of cash on hand, available credit facilities and public debt.

The acquisition is not expected to have a material impact on Quest Diagnostics' 2005 earnings per share, excluding anticipated charges associated with the transaction. Quest Diagnostics expects the transaction to generate annual synergies of approximately $30 million upon completion of the integration, which is expected to occur within two years of closing. In 2006, the transaction is expected to be modestly accretive to earnings.

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Quest Diagnostics is the leading provider of diagnostic testing services, serving more than half a million patients per day, with 2004 revenues of $5.1 billion and 39,000 employees. It maintains 35 full-service testing laboratories in major metropolitan areas across the country as well as 140 rapid-response laboratories and 2,000 conveniently located patient service centers, where specimens are collected.

Conference Call Scheduled Quest Diagnostics and LabOne will discuss the transaction during a joint conference call for investors today. Details are as follows:

      Time:               8:30 a.m. Eastern Time
      Domestic Dial-in:   888-454-5684
      Password:           "Investor"

To hear a simulcast of the call over the Internet or a replay, registered analysts may access StreetEvents at: www.streetevents.com; and all others may access the Quest Diagnostics website at: www.Quest Diagnostics.com. In addition, a replay of the call will be available from 11 a.m. today through 11 p.m. on August 22, 2005 to investors in the U.S. by dialing 888-568-0443. Investors outside the U.S. may dial 402-530-7976. No password is required for either number.

Earlier today, LabOne reported financial results for the second quarter ended June 30, 2005. LabOne will not conduct its conference call previously scheduled for today at 11:00 a.m. Eastern Time.

Additional Information
In connection with the proposed transactions, Quest Diagnostics and LabOne intend to file relevant materials with the Securities and Exchange Commission
(SEC), including a proxy statement. Because those documents will contain important information, holders of LabOne common stock are urged to read them carefully, when they become available. When filed with the SEC, they will be available free of charge (along with any other documents and reports filed with the SEC by Quest Diagnostics and LabOne) at the SEC's Web site, www.sec.gov, and LabOne stockholders will receive information at an appropriate time on how to obtain these documents and reports free of charge from LabOne. Such documents are not currently available.

Quest Diagnostics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of LabOne common stock in connection with the proposed transactions. Information about the directors and executive officers of Quest Diagnostics is set forth in the proxy statement for Quest Diagnostics' 2005 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement when it becomes available.

LabOne and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of LabOne common stock in connection with the proposed transaction. Information about the directors and executive officers of LabOne and their ownership of LabOne common stock is set forth in the proxy statement for LabOne's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2005. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

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About LabOne
Headquartered in the Greater Kansas City area, LabOne is a diagnostic services provider. The services and information LabOne and its subsidiaries provide include: risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, hospitals, managed care organizations and employers; and drug testing services and related employee qualification products to employers and the government. The company's web site is located at http://www.LabOne.com.

About Quest Diagnostics
Quest Diagnostics is the leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at: www.questdiagnostics.com.

The statements in this press release, which are not historical facts or information, may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties may include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Quest Diagnostics and LabOne. The benefits expected to result from the contemplated transaction are based on management's current expectations and estimates, and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, the risk that the conditions relating to the approval by LabOne shareholders or regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the integration of the technologies and businesses of Quest Diagnostics and LabOne, unanticipated expenditures, competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors described in the Quest Diagnostics Incorporated and LabOne 2004 Form 10-K and subsequent filings.

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